                     [LETTERHEAD OF WHIRLPOOL CORPORATION]




                                                   April 25, 1996


     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

     Ladies and Gentlemen:

          I have acted as counsel to Whirlpool Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 filed today under the Securities Act of 1933, as amended (the "Registration Statement"), covering 400,000 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock") which may be issued to participants under the Whirlpool Corporation 1989 Omnibus Stock and Incentive Plan (the "Plan") as a result of awards or the exercise of options granted to such participants.

          I have examined the Plan and such other records, documents, and matters of law and satisfied myself as to such matters of fact as I have deemed relevant for purposes of this opinion. In rendering this opinion, I have assumed without investigation that the information supplied to me by the Company and its employees and agents is accurate and complete.

          Based upon and subject to the foregoing, I am of the opinion that, assuming that the shares of Common Stock (the "Shares") will be issued in accordance with the terms of the Plan and in the manner described in the Registration Statement, the Shares to be issued to participants under the Plan will be legally issued, fully paid, and non-assessable when so delivered pursuant to and in accordance with the terms and conditions of the Plan.

          I do not find it necessary for purposes of this opinion, and accordingly do not purpose herein to cover, the application of the securities of "Blue Sky" laws of the various states to the delivery of the Shares to the participants pursuant to and in accordance with the terms and conditions of the Plan.

     Securities and Exchange Commission
     April 25, 1996
     Page 2



          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me included in and made a part of the Registration Statement.

                              Sincerely,


                              /s/ Robert T. Kenagy

                                  Robert T. Kenagy

     RTK/jl